Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(341,221)
Unrealized Gain (Loss) on Market Value of Futures	692,723
Dividend Income	4,404
Interest Income	68,080
ETF Transaction Fees	700
Total Income (Loss)	$424,686

Expenses
General Partner Management Fees	$21,963
Professional Fees	10,644
Brokerage Commissions	3,342
Non-interested Directors' Fees and Expenses	399
Prepaid Insurance Expense	266
NYMEX License Fee	549
SEC & FINRA Registration Expense	3,945
Total Expenses	41,108
Expense Waiver	(13,653)
Net Expenses	$27,455
Net Income (Loss)	$397,231

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/18	$44,187,920
Additions (50,000 Shares)	1,680,510
Withdrawals (50,000 Shares)	(1,624,331)
Net Income (Loss)	397,231

Net Asset Value End of Month	$44,641,330
Net Asset Value Per Share (1,300,000 Shares)	$34.34

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612